UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2005
SOLITARIO RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	0-05602 (Commission File Number)	84-1285791 (I.R.S. Employer Identification No.)

4251 Kipling Street, Suite 390
Wheat Ridge, CO 80033
(Address of principal executive offices)

Registrant's telephone number, including area code: Registrant's facsimile number, including area code:	(303) 534-1030 (303) 534-1809

None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On September 20, 2005 Solitario Resources Corporation provided the following updated information on exploration activities in Brazil, Peru and Mexico:

Drilling has been initiated at its recently acquired Mercurio project in Brazil.

The size of the search area in the Strategic Alliance with Newmont Mining in southern Peru has recently been expanded to approximately 8,500 square kilometers.

Solitario recently signed option and acquisition agreements to explore and acquire a 100% interest in six early-stage gold exploration properties in Mexico totaling approximately 14,000 hectares in aggregate size.

In late July 2005, Solitario and Anglo Platinum signed a Second Amendment to the Pedra Branca Letter Agreement providing Anglo Platinum with a technical review period until October 15, 2005.

ITEM 9.01 (d)	FINANCIAL STATEMENTS AND EXHIBITS
Exhibit No.	Exhibit Description

99.1	Solitario Resources Corporation's press release dated September 20, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

September 20, 2005

By:	/s/ Christopher E. Herald
Christopher E. Herald President and CEO